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                                                                 Exhibit 10.29

                        CONFIDENTIAL RETIREMENT AGREEMENT
                          AND GENERAL RELEASE OF CLAIMS


         1. This Agreement is between Philip C. Kantz ("Employee") and TAB Products Co., and shall be effective on the eighth day following its execution by Employee (the "Effective Date"). Employee was employed by TAB Products Co. (the "Company") on or about January 27, 1997. Employee was employed pursuant to an Employment Agreement dated as of January 27, 1997, as amended by an Addendum to Employment Agreement (collectively, the Employment Agreement and the Addendum to Employment Agreement are hereinafter referred to as the "Employment Agreement"). Employee has now decided to retire from his employment with the Company.

         2. Employee hereby resigns from his employment with the Company effective as of July 11, 2000 (the "Resignation Date"). Employee also hereby resigns from his positions as an officer and director of the Company and from all positions he holds as an officer and director of any Company subsidiary, as of the Resignation Date.

         3. The Company shall provide Employee with:

            (a) the severance payments and benefits described in section 5(b) of Employee's Employment Agreement (including an amount equal to two years' pay at Employee's final base salary rate, an amount equal to two years' of Employee's target bonus at the target bonus rate, which payments shall be paid in a lump sum within five business days following the Effective Date; and

            (b) in the event that, prior to the two year anniversary of the Effective Date: (a) Employee has not obtained alternative health insurance; and (b) Employee's eligibility to continue to participate in the Company's group health insurance policy under COBRA has expired, then the Company will obtain alternative health insurance for Employee at the Company's expense, such coverage to remain in effect until the two year anniversary of the Effective Date.

Employee when this Agreement becomes effective. Subject to the foregoing sentence, Employee acknowledges and agrees that he has been paid all wages and accrued, unused vacation that Employee earned during his employment with the Company. Employee understands and acknowledges that he shall not be entitled to any payments or benefits from the Company other than those expressly set forth in the first sentence of this paragraph.

         4. Employee and his successors release the Company and its shareholders, investors, directors, officers, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the Effective Date, including, but not limited to, any claims of breach of contract, wrongful termination, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights


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Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans
With Disabilities Act, the Fair Employment and Housing Act or any other applicable law.

         5. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that he has or may have under section 1542 to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

         6. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Employee.

         7. Employee agrees that for a period of 12 months following the Resignation Date, he will not, on behalf of himself or any other person or entity, directly or indirectly solicit any employee of the Company to terminate his or her employment with the Company.

         8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 6. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE SEVERANCE BENEFITS DESCRIBED IN PARAGRAPH 3.

Dated:                          ,2000
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                                             Philip C. Kantz

Dated:                           ,2000       TAB PRODUCTS, CO.
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                                             By:
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